UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2018

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-38213	26-1449404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (541) 683-6293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 19, 2018, Thomas Thurston, a member of the Board of Directors (the “Board”) of Arcimoto, Inc. (the “Company”), informed the Company that he is resigning from the Board effective that day. Mr. Thurston’s resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On September 19, 2018, the Board appointed Jesse G. Eisler and Joshua S. Scherer as directors, to hold office until the Company’s 2019 annual meeting of shareholders or until their successors are duly elected and qualified. Following the appointment of Dr. Eisler and Mr. Scherer, the Board is now majority independent for purposes of the NASDAQ Stock Market listing rules.

Additionally, following the appointment of Dr. Eisler and Mr. Scherer, the committees of the Board were reconfigured. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are now comprised of Jeff Curl, Dr. Eisler and Mr. Scherer (all of whom are independent under the relevant SEC and NASDAQ Stock Market listing rules). Mr. Curl, who meets the requirements of Item 407(d)(5)(ii) of Regulation S-K as an “audit committee financial expert,” will continue to chair the Audit Committee and Mr. Scherer will chair the Compensation Committee and Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Dr. Eisler or Mr. Scherer and any other person pursuant to which either Dr. Eisler or Mr. Scherer were appointed as directors of the Board and there are no related party transactions between Dr. Eisler or Mr. Scherer and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: September 24, 2018	/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer

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